Exhibit 4.3

NUMBER	UNITS

NITRU	CUSIP 65480X 208
NITROSECURITY, INC.
UNIT CERTIFICATE
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, $0.01 PAR VALUE
AND ONE REDEEMABLE WARRANT TO PURCHASE ONE SHARE OF COMMON
STOCK
THIS CERTIFIES THAT

is the owner of	Units.
Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.01 per share (“Common Stock”), of NitroSecurity, Inc., a Delaware corporation (the “Company”), and one (1) redeemable warrant (a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock at an exercise price of $[____] [150% of the IPO price of the Units] per share. The Common Stock and Warrants comprising the Units represented by this certificate will begin separate trading on [___], 2007 [the 30th calendar day following the date of the prospectus or the first trading day thereafter if the 30th day falls on a weekend or is a holiday]. Once separate trading in the Common Stock and Warrants begins, trading in the Units will cease, and the Units will be delisted. Each Warrant will become exercisable on [___], 2007 [the 30th calendar day following the date of the prospectus or the first trading day thereafter if the 30th day falls on a weekend or is a holiday] and will expire unless exercised before 5:00 p.m., Eastern Time, on [_____], 2012 [five years from the date of the prospectus] or earlier upon redemption. The terms of the Warrants are governed by a Warrant Agreement, dated as of [____], 2007 between the Company and American Stock Transfer & Trust Company as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.
Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated:_____________________

Countersigned:	NitroSecurity, Inc.
AMERICAN STOCK	STATE OF DELAWARE	President
TRANSFER	CORPORATE
& TRUST COMPANY	SEAL
2005
As Warrant Agent

Authorized Officer		Secretary

NitroSecurity, Inc.
The Registered Holder hereby is entitled, at any time after the separate trading date (as set forth on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one (1) share of Common Stock for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.
REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	___Custodian ___
(Cust) (Minor)
TEN ENT -	as tenants by the		under Uniform Gifts to
	entireties		Minors Act ___
JT TEN -	as joint tenants with right		(State)
of survivorship and not
	as tenants in common	UNIF TRANS MIN ACT -	___Custodian until age___
(Cust) (Minor)
under Uniform Transfer to
Minors Act ___
(State)
Additional abbreviations may also be used though not in the above list.
FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)
For value received,                   hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________ Units represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.
Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS OR CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.